                                                                 EXHIBIT (10)(a)


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                 CONSENT OF SUTHERLAND AND ASBILL & BRENNAN LLP

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 15 to Form N-4 (File No. 33-45379) for Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                          SUTHERLAND ASBILL & BRENNAN LLP

                                               /s/ KIMBERLY J. SMITH
                                     -----------------------------------------
                                              Kimberly J. Smith, Esq.


Washington, D.C.

April 12, 1999